Exhibit-(a)(1)(vi)

NETRO CORPORATION

Offer to Purchase for Cash 23,000,000 Shares of its

Common Stock, Par Value $0.001 Per Share
(Including the Associated Preferred Stock Purchase Rights)
at a Purchase Price Not in Excess of $4.00
Nor Less Than $3.50 Per Share

July 19, 2002

To Our Clients:

      Enclosed for your consideration are the offer to purchase, dated July 19, 2002, and the related letter of transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the tender offer by Netro Corporation, a Delaware corporation (“Netro”), to purchase up to 23,000,000 shares of its common stock, par value $0.001 per share, including the associated preferred stock purchase rights issued under the Amended and Restated Rights Agreement, dated as of January 14, 2002, as amended, between Netro and American Stock Transfer & Trust Company, as Rights Agent, at prices, net to the seller in cash, without interest, not greater than $4.00 nor less than $3.50 per share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the tender offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights; and, unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

      Netro will, upon the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not in excess of $4.00 nor less than $3.50 per share, that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Netro will select the lowest purchase price that will allow it to purchase 23,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not in excess of $4.00 nor less than $3.50 per share, in the tender offer. All shares properly tendered prior to the “expiration date” (as defined in Section 1 of the offer to purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions. Netro will return at its expense as promptly as practicable after the expiration date, all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration. Netro reserves the right, in its sole discretion, to purchase more than 23,000,000 shares in the tender offer in accordance with applicable law.

      If, prior to the expiration date, more than 23,000,000 shares, or such greater number of shares as Netro may elect to purchase, are properly tendered and not withdrawn, Netro will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase on a pro rata basis from all such tendering stockholders.

      We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

      Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

      We call your attention to the following:

1. You may tender shares at prices not in excess of $4.00 nor less than $3.50 per share as indicated in the attached instruction form, net to you in cash, without interest.

2. You should consult with your broker on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the offer to purchase.

4. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, August 16, 2002, unless Netro extends the tender offer.

5. The tender offer is for 23,000,000 shares, constituting approximately 37.59% of the shares outstanding as of July 12, 2002.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on Netro’s purchase of shares under the tender offer.

7. If you wish to tender portions of your shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

8. The Board of Directors of Netro has approved the tender offer. However, neither Netro nor its board of directors nor the dealer manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the purchase price or purchase prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which such shares should be tendered. Netro’s directors and executive officers have advised Netro that they do not intend to tender any shares in the tender offer; however, certain affiliates of Netro’s directors, including AT&T Wireless Services, Inc. and an adult son of Gideon Ben-Efraim, may elect to participate in the tender offer.

      If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.

      YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 16, 2002, UNLESS NETRO EXTENDS THE TENDER OFFER.

      As described in the offer to purchase, if more than 23,000,000 shares, or such greater number of shares as Netro may elect to purchase in accordance with applicable law, are properly tendered at or below the purchase price and not properly withdrawn before the expiration date, Netro will accept shares for purchase on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the offer to purchase.

      The tender offer is being made solely under the offer to purchase and the related letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO

NETRO CORPORATION

Offer to Purchase for Cash 23,000,000 Shares of its

Common Stock, Par Value $0.001 Per Share
(Including the Associated Preferred Stock Purchase Rights)
at a Purchase Price Not in Excess of $4.00
Nor Less Than $3.50 Per Share

      The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated July 19, 2002, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the tender offer by Netro Corporation, a Delaware corporation (“Netro”), to purchase 23,000,000 shares of its common stock, par value $0.001 per share, including the associated preferred stock purchase rights issued under the Amended and Restated Rights Agreement, dated as of January 14, 2002, as amended, between Netro and American Stock Transfer & Trust Company, as Rights Agent, at prices, net to the seller in cash, without interest, not greater than $4.00 nor less than $3.50 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer. Unless the context requires otherwise, all references herein to shares shall include the associated preferred stock purchase rights; and, unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

      The undersigned understands that Netro will, upon the terms and subject to the conditions of the tender offer, determine a single per share price not in excess of $4.00 nor less than $3.50 per share that it will pay for the shares properly tendered and not properly withdrawn in the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. Netro will select the lowest purchase price that will allow it to purchase 23,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not in excess of $4.00 nor less than $3.50 per share in the tender offer. All shares properly tendered prior to the “expiration date” (as defined in Section 1 of the offer to purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions described in the offer to purchase. Netro will return at its expense as promptly as practicable all other shares, including shares tendered at prices in excess of the purchase price and shares not purchased because of proration.

      The undersigned hereby instruct(s) you to tender to Netro the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

      Aggregate number of shares to be tendered by you for the account of the undersigned:

                     shares*

*	Unless otherwise indicated, all of the shares, including the Associated Preferred Stock Purchase Rights, held for the account will be tendered.

      The undersigned is tendering shares as follows (check only one box):

(1)	Shares Tendered at Price Determined by Stockholder

(See Instruction 5 to the letter of transmittal)

      By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Netro for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the offer to purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐  $3.50

☐  $3.60

☐  $3.70

☐  $3.80

☐  $3.90

☐  $4.00

OR

(2) Shares Tendered at Price Determined Under the Tender Offer

(See Instruction 5 to the letter of transmittal)

      By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Netro in accordance with the terms of the tender offer.

☐	The undersigned wants to maximize the chance of having Netro purchase all of the shares the undersigned is tendering (subject to the possibility of proration, if applicable). Accordingly, by checking this box instead of one of the purchase price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Netro, in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.50.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

________________________________________________________________________________

SIGNATURE BOX

Signature(s)

Dated , 2002

Name(s) and address(es)

(Please Print)

Area code and telephone number

Taxpayer Identification or Social Security Number